Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2018 Third Quarter Earnings Release, Conference Call and Webcast

HOUSTON, October 10, 2018 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release financial results for the third quarter ended September 30, 2018, on Thursday, October 25, 2018, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. ET.

The live conference call may be accessed by the telephone details below or via webcast on the Company’s investor relations website at http://www.group1corp.com/events. The webcast replay will be available for 30 days.

The conference call will be available by dialing in 15 minutes prior to the start of the call at:

Domestic: 1-888-317-6003

International: 1-412-317-6061

Conference ID:4290144

A telephonic replay will be available following the call through November 1, 2018 by dialing:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay ID:10125481

About Group 1 Automotive, Inc.

Group 1 owns and operates 182 automotive dealerships, 238 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Group 1 Automotive, Inc.

Senior V.P. Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com